EXHIBIT 23.2
                                  ------------
                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------



We consent to the incorporation by reference in the Registration Statement of Medical Dynamics, Inc. on Form S-3 (SEC File No. 333-63901) of our report dated December 29, 1998 on our audits of the consolidated financial statements of Medical Dynamics, Inc. as of September 30, 1998, and for the years ended September 1998 and 1997, which report is included in the Annual Report of Medical Dynamics, Inc. on Form 10-KSB, and to the reference to our firm under the heading "Experts" in the Registration Statement.

We also consent to the incorporation by reference of our report dated October 13, 1997 on our audits of the financial statements of Computer Age Dentist, Inc. as of and for the periods ended June 30, 1997 and September 30, 1996, which report is included in the Company's current report on Form 8-K/A-1 dated October 23, 1997.




/s/ Hein + Associates LLP
-------------------------
Hein + Associates LLP



Denver, Colorado
March 19, 1999